                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): February 1, 1998

                            Atria Communities, Inc.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                0-211589           61-1303738
  (State or Other Jurisdiction    (Commission        (IRS Employer
        of Incorporation)         File Number)     Identification No.)



       515 West Market Street
       Louisville, Kentucky                                40202
       (Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code: (502) 596-7540

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets

     On February 1, 1998, Atria Communities, Inc. (the "Company") completed the acquisition of five healthcare facilities in Texas for $31,700,000 in cash with no debt assumed. The Company financed the acquisitions with a synthetic lease entered into with Asset XVIII Holdings Company, L.L.C. Under the terms of the Agreement for Purchase and Sale of Assets by and among the Company, Briarcliff Health Center of Texas, a Texas general partnership, Briarcliff Health Center, Inc., a Texas corporation, Larry S. Parker, Randy Parker, and Don Steele, the Company acquired a 72-unit assisted living facility in Tyler, Texas for $5,200,000.

     Under terms of the Agreement for Purchase and Sale of Assets by and between the Company and Larry S. Parker, the Company acquired a 62-unit assisted living facility and a 100-unit independent living facility in Tyler, Texas for $11,500,000. In connection with this acquisition, the Company entered into a Development Agreement with Mr. Parker. Under this agreement, Mr. Parker will develop and construct up to two assisted and independent living facilities in the greater Shreveport, Louisiana area. In consideration of Mr. Parker's services under this agreement, the Company will pay Mr. Parker a development fee equal to the sum of (a) $2,860 per unit for the first 140 units developed, plus
(b) $10,000 for each unit in excess of 140 units, provided that in no event will the development fee be less than $400,000.

     Pursuant to the terms of the Agreement for Purchase and Sale of Assets (the "Briarcliff Purchase Agreement") by and among the Company, Briarcliff Village Health Center, a Texas general partnership, Briarcliff Village Health Center, Inc. and Larry S. Parker, Randy Parker, Mary G. Tedford, Laura A. Tedford, David Tedford, and Don Steele (collectively, the "Shareholders"), the Company acquired a 242-bed nursing center (the "Tyler Nursing Center") in Tyler, Texas for $10,350,000. Under terms of the Agreement for Purchase and Sale of Assets (the "Chandler Purchase Agreement") by and among the Company, Nursing Care Four, a Texas general partnership, Chandler Nursing Center, Inc., a Texas corporation, and the Shareholders, the Company acquired a 90-bed nursing center (the "Chandler Nursing Center") in Chandler, Texas for $4,050,000. Pursuant to the Assignment of Agreement for Purchase and Sale of Assets by and between the Company and Atria Health Centers, Inc., a Delaware corporation that is a subsidiary of the Company ("Subsidiary"), the Company assigned the Company's interest in the Briarcliff Purchase Agreement and the Chandler Purchase Agreement to Subsidiary.

     Simultaneous with the closing of these acquisitions, Subsidiary entered into a Management Agreement with Briarcliff Management Co., Inc., a Texas corporation ("Manager"), pursuant to which Manager will manage and conduct the business of the Texas Nursing Center and the Chandler Nursing Center. Subsidiary will pay Manager a monthly management fee of 5% of the monthly gross billings of each nursing center net of contractual allowances or other adjustments by any third party payor, Medicare or Medicaid, and a reasonable allowance for bad debts.
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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired:

     It is impracticable to provide the required financial statements at this time, and they will be filed as soon as they are available, but not later than 60 days after the date of filing this Form 8-K.

     (b)  Pro Forma Financial Information:

     It is impracticable to provide the required pro forma financial statements at this time, and they will be filed as soon as they are available, but not later than 60 days after the filing of this Form 8-K.

     (c) Exhibits:

2.1 Agreement for Purchase and Sale of Assets by and among Atria Communities, Inc., Briarcliff Health Center of Texas, Briarcliff Health Center, Inc., and Larry S. Parker, Randy Parker and Don Steele dated as of December 15, 1997.

2.2 Agreement for Purchase and Sale of Assets by and among Atria Communities, Inc., Briarcliff Village Health Center, Briarcliff Village Health Center, Inc., and Larry S. Parker, Randy Parker, Mary G. Tedford, Laura R. Tedford, David Tedford and Don Steele dated as of December 15, 1997.

2.3 Agreement for Purchase and Sale of Assets by and among Atria Communities, Inc., Nursing Care Four, Chandler Nursing Center, Inc., and Larry S. Parker, Randy Parker, Mary G. Tedford, Laura R. Tedford, David Tedford and Don Steele dated as of December 15, 1997.

2.4 Agreement for Purchase and Sale of Assets by and between Atria Communities, Inc. and Larry S. Parker dated as of December 15, 1997.

99.1 Master Participation Agreement dated as of January 30, 1998 among Asset XVIII Holdings Company, L.L.C., as Lessor, Atria Communities, Inc., as Lessee, and Bank One, Kentucky, N.A., as Lender.

99.2 Master Lease and Development Agreement dated as of January 30, 1998 between Asset XVIII Holdings Company, L.L.C., as Lessor, and Atria Communities, Inc., as Lessee.

99.3 Press Release dated January 7, 1998 announcing the acquisition of five health care facilities in Texas.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATRIA COMMUNITIES, INC.



Date: February 17, 1998                By: /s/ Audra J. Eckerle
                                          ------------------------
                                       Audra J. Eckerle, Esq.
                                       General Counsel and
                                       Assistant Secretary